Exhibit 23.1



      Consent of Independent Certified Public Accountants
      ---------------------------------------------------



We have issued our report dated September 6, 2002, accompanying the consolidated financial statements included in the annual report of Novo Networks, Inc. (the Company, (formerly eVentures Group, Inc.) on Form 10-K for the year ended June 30, 2002. We hereby consent to the incorporation by reference of said report in the registration statements of Novo Networks, Inc., on Form S-8 (File No. 333-43032).




/s/  GRANT THORNTON LLP

Dallas, Texas
September 25, 2002